Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Carry Forward Securities
Fees Previously Paid	Equity	Common Stock, no par value per share	457(c)	2,103,887(1)	(2)	(2)	(2)	(2)
Fees Previously Paid	Equity	Common Stock, no par value per share	457(o)	9,188,305(3)	(4)	(4)	(4)	(4)
	Total Offering Amounts							$3,504.79
	Total Fees Previously Paid							$3,504.79
	Total Fee Offsets							$0.00
	Net Fees Due							$0.00

(1)	Represents the sum of up to 2,103,887 shares of Common Stock (i) issuable upon exercise of outstanding warrants and (ii) issued under a dividend and exchange agreement between the registrant and a controlled subsidiary and pursuant to the terms of the corresponding preferred stock.

(2)	This registration statement registers 2,103,887 shares of Common Stock. These shares were registered on the following registration statements:

	•	A registration statement on Form S-3 originally filed with the Securities and Exchange Commission (“SEC”) on June 20, 2024, File No. 333-280342, at which time a filing fee of $653.04, computed in accordance with Rule 457(c) under the Securities Act, was paid;

	•	A registration statement on Form S-3 originally filed with the SEC on February 10, 2023, File No. 333-269687, at which time a filing fee of $53.55, computed in accordance with Rule 457(c) under the Securities Act, was paid; and

	•	A registration statement on Form S-3 originally filed with the SEC on November 9, 2020, File No. 333-249983, at which time a filing fee of $549.86, computed in accordance with Rule 457(c) under the Securities Act, was paid.

(3)	Represents the sum of up to 9,188,305 shares of Common Stock issuable upon exercise of outstanding warrants that were publicly sold.

(4)	This registration statement registers 9,188,305 shares of Common Stock. These shares were initially registered on a registration statement on Form S-3 originally filed with the SEC on November 10, 2023, File No. 333-258145 registering up to $125,000,000 in aggregate principal amount of common stock, preferred stock, warrants, debt securities, and units, at which time a filing fee of $13,637.50, computed in accordance with Rule 457(o) under the Securities Act, was paid. Of which that filing fee amount, $2,248.34 related to the 9,188,305 offered by Fortress Biotech, Inc.